IBT BANCORP, INC.
NEWS RELEASE
APRIL 16, 2003
F O R  I M M E D I A T E  R E L E A S E
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FOR FURTHER INFORMATION
CONTACT:                             Sheli L. Fyock
                                     Asst.  Vice-President - Marketing
                                     %Irwin Bank & Trust Company
                                     309 Main Street
                                     Irwin,   Pennsylvania  15642
                                     Phone: 724-978-2705
                                     Email: sfyock@irwinbank.com
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  IBT BANCORP, INC. ANNOUNCES 2nd QUARTER CASH DIVIDEND DECLARED APRIL 15, 2003

IRWIN, PENNSYLVANIA: The Board of Directors of IBT Bancorp, Inc. (AMEX: IRW) declared a cash dividend of $.35 per share on April 15, 2003. The dividend will be paid on Wednesday, May 7, 2003 to stockholders of record on April 25, 2003. This dividend represents a yield of 2.95% based upon a stock price of $47.50 at the close of business on April 15, 2003.

IBT Bancorp, Inc. is a Pennsylvania corporation headquartered in Irwin, Pennsylvania, which provides a full range of commercial and retail banking services through its wholly owned banking subsidiary, Irwin Bank & Trust Company. The bank operates through its main office, five branch offices, a loan center, and a trust office, as well as through five supermarket branches under the name "Irwin Bank Extra" located in the Pennsylvania counties of Westmoreland and Allegheny. The Bank's website is www.myirwinbank.com.
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The Company's common stock is traded on the American Stock Exchange under the symbol "IRW".

Statements contained in this news release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.